CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Form S-4/A Amendment No.1 Registration Statement of Lexaria Bioscience Corp. of our report dated November 24, 2015 relating to the financial statements, appearing in the Annual Report on Form 10-K of Lexaria Corp. for the year ended August 31, 2015, and for the year then ended. We also consent to the reference to us under the heading “Experts” in such Registration Statements.

Yours truly,

MNP LLP

Vancouver, Canada
February 7, 2018